FOURTH LEASE AMENDMENT

THIS FOURTH LEASE AMENDMENT (this “Amendment”) is made this ___ day of March, 2010, between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”) and CUTANEA LIFE SCIENCES, INC., a Delaware corporation (“Tenant”).

BACKGROUND

A.           Landlord and Tenant are parties to a Lease Agreement dated January 20, 2006, as amended by a First Amendment to Lease Agreement dated as of February 27, 2009, a Second Amendment to Lease Agreement dated as of August 1, 2009 and a Third Amendment to Lease Agreement dated as of December 21, 2009 (collectively, the “Lease”) pursuant to which Tenant occupies Suite 200 (“Premises”) in the building commonly known as 5 Great Valley Parkway, Malvern, Pennsylvania (the “Building”).

B.	The Expiration Date of the Lease is March 31, 2010.

C.           Tenant wishes to extend the term of the Lease and to relocate to Suite 355 in the Building (“New Premises”) and Landlord is willing to lease the New Premises to Tenant as set forth in this Amendment.

Accordingly, the parties agree as follows:

1.           Premises.      Beginning on April 1, 2010 (“Effective Date”), Section 1(a) of the Lease is deleted in its entirety and replaced with “Suite 355, as shown on Exhibit “A”, consisting of approximately 3,300 rentable square feet.”

2.           Term. The term of the Lease is extended through July 31, 2010 (the “Second Extension Term”).

3.           Minimum Annual Rent.  Section 1(f) of the Lease is amended by adding the following:

LEASE PERIOD	MONTHLY RENT
04/01/10 - 07/31/10	$3,424.35

4.           Annual Operating Expenses.  Tenant shall continue to pay Annual Operating Expenses and monthly installments on account of estimated Annual Operating Expenses based on Tenant’s Share, which shall be subject to reconciliation and adjustment as provided in Section 6 of the Lease (currently estimated to be $2,591.85 per month).

5.           Renewal.  Upon the expiration of the Second Extension Term, the Lease will continue on a month-to-month basis, upon the same terms and conditions as stated in the Lease, through December 31, 2010 unless and until terminated by either Tenant or Landlord upon at least sixty (60) days’ prior written notice to either party.

6.           Leasehold Improvements.  Landlord shall, at its sole cost and expense prior to the Effective Date, shampoo the carpet in the New Premises and repair damaged molding under the windowsill in the end office in the New Premises (“Cleaning”); otherwise, Tenant accepts the New Premises in its “As-Is” condition, and Landlord shall not be required to further improve the New Premises.

7.           Early Access/Indemnification.  Tenant, at no cost or expense, may enter the New Premises from and after March 15, 2010 for the sole purpose of installing  Tenant’s furniture (“Early Access”).  Tenant agrees that in connection with its Early Access  (a) Tenant shall not conduct any business in the New Premises prior to the Effective Date, (b) Tenant shall not interfere with Landlord’s Cleaning and (c) Tenant shall indemnify and hold Landlord harmless from and against any claims, actions, damages, liability and expense in connection with loss of life, personal injury or damage to property in or about the New Premises or arising out of the occupancy or use of the New Premises by Tenant or its employees, agents, contractors, licensees or invitees, except to the extent such loss, injury or damage was caused by the gross negligence or willful misconduct of Landlord or its employees, agents, contractors, licensees or invitees.  This indemnification shall survive the expiration or termination of the Lease.

8.           Insurance.  Prior to Tenant’s Early Access, Tenant shall deliver to Landlord an insurance certificate with respect to the New Premises in accordance with the requirements of Section 8 (b) of this Lease.

9.           Surrender of Premises.  On March 31, 2010, Tenant shall return possession of the Premises to Landlord in accordance with Section 21 of the Lease.  If Tenant fails to timely surrender the Premises to Landlord, then this Amendment will be deemed to be null and void and of no further force or effect.

10.         Broker.  Tenant represents and warrants to Landlord that it has dealt with no brokers in connection with this Amendment other than Cushman & Wakefield of Pennsylvania.  Tenant shall indemnify and hold Landlord harmless from a breach of this representation and warranty.

11.         Capitalized Terms.  All capitalized terms used and not separately defined in this Amendment have the meanings assigned to them in the Lease.

12.         Counterparts.  This Amendment may be executed in counterparts and may be delivered by electronic transmittal of signed original counterparts, which shall have the same full force and effect as if an original executed copy of this Amendment had been delivered.

13.         Full Force and Effect.  Except as expressly modified herein, the terms and conditions of the Lease remain unchanged and in full force and effect.

14.         Default.    To Tenant's knowledge, there are no uncured defaults on the part of Landlord under the Lease, and there are no events which have occurred that, with the giving of notice or the passage of time or both, would result in a default by Landlord under the Lease.  At the present time Tenant has no claim against Landlord under the Lease.

15.         Confession of Judgment.

(a)           If an Event of Default occurs relating to Tenant's non-payment of the Rent due under the Lease, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all Rent due plus costs and an attorney's collection commission equal to the greater of 10% of all Rent or $1,000, for which the Lease or a true and correct copy of the Lease shall be good and sufficient warrant.  TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING.  ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT'S PROPERTY BY LEVY OR ATTACHMENT.  IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION.  Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of the Rent and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the Second Extension Term and during any extended or renewal term and after the expiration of any extended or renewal term of the Lease.

(b)           When the Lease and the Second Extension Term or any extension thereof have been terminated on account of any default by Tenant, or when the Second Extension Term or any extension thereof has expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the New Premises, for which the Lease or a true and correct copy of thereof shall be good and sufficient warrant.  AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING.  If for any reason after such action shall have been commenced it shall be determined and possession of the New Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of the Lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided, for which the Lease or a true and correct copy thereof shall be good and sufficient warrant.

(c)           The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to the Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises.

(d)           TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE NEW PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT'S PROPERTY OR THEREAFTER AND (iii) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION OR EXECUTION OR GARNISHMENT THEREON.

To evidence the parties agreement with this Amendment, Landlord and Tenant have executed it on the day and year first above written.

LANDLORD:

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, Sole General Partner

By:
James J. Mazzarelli, Jr.
Sr. Vice President / Regional Director

TENANT:

CUTANEA LIFE SCIENCES, INC.

By:
Name:
Title: